                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the First Quarter of 2023
and Declaration of Quarterly Cash Dividend

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - February 13, 2023 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended December 31, 2022.

Financial Results
Total revenues for the 13 weeks ended December 31, 2022 were $47,445,000 versus $43,986,000 for the 13 weeks ended January 1, 2022.
The increase in revenues for the 13 weeks ended December 31, 2022 compared to the same period of last year was driven by increased customer traffic and targeted menu price increases in Las Vegas, New York and Washington, D.C. In addition, New York and Washington, D.C. benefited from strong revenues from our event business in the current period as compared to the prior year. These gains were partially offset by decreased revenues in Florida of 9.2%.
The Company's EBITDA, excluding gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for other items all as set out in the table below, for the 13 weeks ended December 31, 2022 was $3,018,000 versus $3,946,000 for the 13 weeks ended January 1, 2022. Net income for the 13 weeks ended December 31, 2022 was $1,725,000 (which includes PPP Loan Forgiveness of $272,000), or $0.48 and $0.47 per basic and diluted share, respectively, compared to net income of $2,209,000 or $0.62 and $0.61 per basic and diluted share, respectively, for the 13 weeks ended January 1, 2022.
On February 8, 2023, the Board of Directors declared a quarterly cash dividend of $0.125 per share to be paid on March 14, 2023 to shareholders of record at the close of business on February 28, 2023.
As of December 31, 2022, the Company had a cash balance of $19,427,000, a certificate of deposit in the amount of $5,044,000 (including accrued interest) and total outstanding debt of $21,675,000.

COVID-19 and Inflation
Recent global events, including the COVID-19 pandemic ("COVID-19"), have adversely affected global economies, disrupted global supply chains and labor force participation and created significant volatility and disruption of financial markets. As a result, we experienced significant and variable disruptions to our business as federal, state and local restrictions were mandated, among other remedial measures, to mitigate the spread of the COVID-19 virus. While restrictions on the type of permitted operating model and occupancy capacity may continue to change, during fiscal 2022 all of our restaurants operated with no restrictions, other than in New York City where customers were required to show proof of vaccination through November 1, 2022.
In addition to the associated impacts of COVID-19, our operating results have been impacted by geopolitical and other macroeconomic factors, leading to increased commodity and wage inflation and other increased costs. The ongoing effects of COVID-19 and its variants, along with other geopolitical and macroeconomic events, could lead to further government mandates, including but not limited to capacity restrictions, shifts in consumer behavior, wage inflation, staffing challenges, product and services cost inflation and disruptions in our supply chain. If these factors significantly impact our cash flow in the future, we may again implement mitigation actions such as suspending dividends, increasing borrowings or modifying our operating strategies. Some of these measures may have an adverse impact on our business, including possible impairments of assets.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13-week periods ended December 31, 2022 and January 1, 2022
(In Thousands, Except per share amounts)

	13 Weeks Ended December 31, 2022	13 Weeks Ended January 1, 2022

TOTAL REVENUES	$47,445	$43,986
COSTS AND EXPENSES:
Food and beverage cost of sales	12,435	12,542
Payroll expenses	16,522	14,241
Occupancy expenses	6,183	5,232
Other operating costs and expenses	5,932	5,138
General and administrative expenses	3,137	2,963
Depreciation and amortization	1,033	1,079
Total costs and expenses	45,242	41,195
OPERATING INCOME	2,203	2,791
OTHER (INCOME) EXPENSE:
Interest expense, net	339	275
Other income	—	(222)
Gain on forgiveness of PPP Loans	(272)	—
Total other (income) expense, net	67	53
INCOME BEFORE PROVISION FOR INCOME TAXES	2,136	2,738
Provision for income taxes	114	309
CONSOLIDATED NET INCOME	2,022	2,429
Net income attributable to non-controlling interests	(297)	(220)
NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,725	$2,209

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP. PER COMMON SHARE:
Basic	$0.48	$0.62
Diluted	$0.47	$0.61

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,600	3,551
Diluted	3,648	3,597

EBITDA Reconciliation:
Income before provision for income taxes	$2,136	$2,738
Depreciation and amortization	1,033	1,079
Interest (income) expense, net	339	275
EBITDA (a)	$3,508	$4,092
EBITDA, adjusted:
EBITDA (as defined) (a)	3,508	4,092
Non-cash stock option expense	79	74
Gain of forgiveness of PPP Loans	(272)	—
Net income attributable to non-controlling interests	(297)	(220)
EBITDA, as adjusted	$3,018	$3,946

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.
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